EXHIBIT 99.1

Community Capital Corporation Reports Earnings for the Quarter Ended March 31, 2011

GREENWOOD, S.C., April 28, 2011 (GLOBE NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) reports operating results for the three months and quarter ended March 31, 2011.

  Merger with Park Sterling Corporation (Nasdaq:PSTB) announced on March 31, 2011
  Net income was $1.0 million for the quarter, resulting in an annualized ROA of 0.64%
  Although significant cash liquidity continues to be maintained, net interest margin increased 16 basis points from 3.26% for the quarter ended December 31, 2010 to 3.42% for the quarter ended March 31, 2011
  Noninterest bearing deposits comprised 22.35% of total deposits at March 31, 2011 versus 17.54% at March 31, 2010
  Capital levels remained above regulatory requirements to be considered "well capitalized" as the total risk based capital ratio increased to 12.73% at March 31, 2011 from 12.17% at December 31, 2010, and the Tier 1 leverage capital ratio grew to 8.31% at March 31, 2011 from 7.77% at December 31, 2010
  Nonperforming asset and nonperforming loan totals have declined versus December 31, 2010 and March 31, 2010 levels
  Allowance for loan losses coverage to nonaccrual loans was 56.05% at March 31, 2011, and allowance for loan losses coverage to gross loans remained above 3%
  Wealth Management Group assets increased 28.10% to $693 million at March 31, 2011 versus $541 million at March 31, 2010

Community Capital Corporation today reported net income for the three months ended March 31, 2011 of $1,022,000, or $0.10 per diluted share, compared to net income of $1,600,000, or $0.16 per diluted share, for the same period in 2010. The company recorded provision for loan losses of $600,000 during the first quarter of 2011 compared to $1.6 million during the first quarter of 2010.

Total assets decreased $96,702,000, or 12.97%, to $649,135,000 at March 31, 2011 from $745,837,000 as of March 31, 2010, and decreased $6,799,000, or 1.04%, from $655,934,000 at December 31, 2010. Total loans decreased $84,032,000, or 15.31%, to $464,978,000 at March 31, 2011 from $549,010,000 at March 31, 2010, and decreased $14,415,000, or 3.01%, from $479,393,000 at December 31, 2010. Total deposits decreased $91,481,000, or 15.81%, to $487,015,000 at March 31, 2011 from $578,496,000 at March 31, 2010, and decreased $8,167,000, or 1.65%, from $495,182,000 at December 31, 2010.

William G. Stevens, President and Chief Executive Officer of Community Capital Corporation stated, "We are pleased to report a stabilizing trend in asset quality, coupled with an increasing net interest margin and higher capital ratios. Additionally, we continue to grow noninterest income, primarily via our Wealth Management area. While our first quarter ROA does not exceed the 1% level we achieved a few years ago, our earnings performance should compare favorably to our southeastern peers.

"Our board and management team are working toward the completion of our announced merger with Park Sterling Corporation, which is expected to occur during the third quarter of 2011. It is more and more evident that the individual visions of each company are very similar and we believe that combining forces with Park Sterling Corporation will result in the realization of both."

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger referenced above, Park Sterling Corporation ("Park Sterling") will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that will include a Proxy Statement of Community Capital Corporation (the "Company") and a Prospectus of Park Sterling, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Park Sterling, may be obtained after their filing at the SEC's Internet site (http://www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained on the respective websites of the Company and Park Sterling at www.capitalbanksc.com and www.parksterlingbank.com.

Participants in Solicitation

The Company and Park Sterling and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with this transaction. Information about the directors and executive officers of the Company and Park Sterling and information about other persons who may be deemed participants in this solicitation will be included in the Proxy Statement/Prospectus. Information about the Company's executive officers and directors can be found in the Company's Form 10-K/A for the year ended December 31, 2010 filed with the SEC on April 26, 2011. Information about Park Sterling's executive officers and directors can be found in Park Sterling's definitive proxy statement in connection with its 2011 Annual Meeting of Shareholders filed with the SEC on April 12, 2011.

About Community Capital Corporation

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina and offers a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com. The Company's shares are traded on NASDAQ under the symbol CPBK.

About Park Sterling Corporation

Park Sterling Corporation is the holding company for Park Sterling Bank, headquartered in Charlotte, North Carolina. Park Sterling Bank's primary focus is to provide banking services to small and mid-sized businesses, owner occupied and income producing real estate owners, professionals, and other customers doing business or residing within its target areas. Park Sterling Bank is committed to building a banking franchise across the Carolinas and Virginia that is noted for sound risk management, superior client service and exceptional client relationships. For further information, visit www.parksterlingbank.com. Park Sterling's shares are traded on NASDAQ under the symbol PSTB.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and statements about the proposed merger with Park Sterling. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond our control; (2) our ability and success in resolving troubled loans; (3) adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); (4) changes in deposit rates, the net interest margin, and funding sources; (5) the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (6) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; (7) or dependence on senior management; (8) competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; (9) risks inherent in making loans including repayment risks and value of collateral; (10) fluctuations in consumer spending and saving habits; (11) the demand for our products and services; (12) the challenges and uncertainties in the implementation of our expansion and development strategies; (13) the adequacy of expense projections and estimates of impairment loss; (14) unanticipated regulatory or judicial proceedings; (15) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; and (16) the potential failure to obtain shareholder and regulatory approval for the merger with Park Sterling or to satisfy other conditions to the merger on the terms set forth in the merger agreement or within the proposed timeframes.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).  All references to financial information as of December 31, 2010 are derived from our Annual Report on Form 10-K for the year ended December 31, 2010. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SUMMARY CONSOLIDATED FINANCIAL DATA

Financial Highlights	Three Months	Three Months	Three Months
(Dollars in thousands, except per share data)	Ended	Ended	Ended
	March 31	December 31	March 31
	2011	2010	2010
Earnings Summary	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$6,941	$7,219	$8,258
Interest expense	2,014	2,198	2,932
Net interest income	4,927	5,021	5,326
Provision for loan losses	600	12,000	1,600
Noninterest income	2,116	2,160	3,347
Noninterest expense	4,997	5,908	4,787
Income (loss) before taxes	1,446	(10,727)	2,286
Income tax expense (benefit)	424	(3,767)	686
Net income (loss)	$1,022	$(6,960)	$1,600

Per Shares Ratios:
Basic earnings (loss) per share	$0.10	$(0.70)	$0.16
Diluted earnings (loss) per share	$0.10	$(0.70)	$0.16
Book value per share	$4.86	$4.73	$5.55

Common Share Data:
Outstanding at period end	10,060,777	10,016,648	9,921,321
Weighted average outstanding	10,017,607	9,971,939	9,852,026
Diluted weighted average outstanding	10,036,146	9,971,939	9,894,888

Capital Ratios:
Tier 1 leverage ratio	8.31%	7.77%	8.43%
Tier 1 risk-based capital ratio	11.46%	10.89%	11.67%
Total risk-based capital ratio	12.73%	12.17%	12.94%
Tangible equity to tangible assets (period end)	7.39%	7.12%	7.19%

Balance Sheet Highlights
(Dollars in thousands)

Average Balances:
Total assets	$650,381	$677,334	$749,768
Earning assets	590,229	615,280	685,008
Loans	475,989	497,550	560,249
Deposits	488,673	509,186	582,109
Interest bearing deposits	381,610	408,113	471,191
Noninterest bearing deposits	107,063	101,073	110,918
Other borrowings	95,400	95,400	95,400
Junior subordinated debentures	10,310	10,310	10,310
Shareholders' equity	48,549	55,316	54,396

Performance Ratios:
Return on average assets	0.64%	(4.08)%	0.87%
Return on average shareholders' equity	8.53%	(49.92)%	11.93%
Net interest margin (fully tax equivalent at 38%)	3.42%	3.26%	3.19%
Efficiency ratio	72.77%	81.89%	59.44%

Asset Quality:
Nonperforming loans	$26,964	$27,531	$32,628
Other real estate	13,691	13,496	8,833
Total nonperforming assets	40,655	41,027	42,755
Total impaired loans	34,420	39,385	77,469
Total performing troubled debt restructurings	948	3,436	13,307
Net charge-offs/write-downs	2,654	8,148	1,742
Net charge-offs/write-downs to average loans	0.56%	1.64%	0.31%
Allowance for loan losses to nonperforming loans	56.05%	62.35%	41.32%
Nonperforming loans to total loans	5.80%	5.74%	6.18%
Nonperforming assets to total assets	6.26%	6.25%	5.73%
Allowance for loan losses to period end loans	3.25%	3.58%	2.55%

Other Selected Ratios:
Average equity to average assets	7.46%	8.17%	7.26%
Average loans to average deposits	97.40%	97.71%	96.24%
Average loans to average earning assets	80.64%	80.87%	81.79%

Balance Sheet Data
(Dollars in thousands)	Period Ended	Period Ended	Period Ended
	March 31	December 31	March 31
	2011	2010	2010
	(Unaudited)		(Unaudited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$11,079	$9,315	$10,384
Interest bearing deposit accounts	43,580	27,860	60,002
Total cash and cash equivalents	54,659	37,175	70,386
Investment securities:
Securities held-for-sale	67,197	74,025	67,764
Securities held-to-maturity	-	-	160
Nonmarketable equity securities	9,416	9,626	10,364
Total investment securities	76,613	83,651	78,288
Loans held for sale	1,781	5,516	1,396
Loans receivable	464,978	479,393	549,010
Allowance for loan losses	(15,112)	(17,165)	(14,018)
Other real estate owned	13,691	13,496	8,833
Premises and equipment, net	15,153	15,342	15,931
Prepaid expenses	2,857	3,349	4,548
Intangible assets	1,162	1,259	1,560
Cash surrender value of life insurance	17,569	17,397	16,861
Deferred tax asset	8,469	8,992	5,955
Income tax receivable	3,104	3,158	1,640
Other assets	4,211	4,371	5,447
Total assets	$649,135	$655,934	$745,837

Liabilities and shareholders' equity:
Deposits:
Noninterest bearing	$108,844	$103,080	$101,462
Interest bearing	378,171	392,102	477,034
Total deposits	487,015	495,182	578,496
FHLB advances	95,400	95,400	95,400
Junior subordinated debentures	10,310	10,310	10,310
Other liabilities	7,535	7,638	6,574
Total liabilities	$600,260	$608,530	$690,780

Shareholders' equity:
	$10,721	$10,721	$10,721
Common stock: $1 par value; 20 million shares authorized
Nonvested restricted stock	(84)	(116)	(293)
Capital surplus	64,161	64,679	65,906
Accumulated other comprehensive income (loss)	(165)	(460)	444
Retained earnings (deficit)	(16,168)	(17,189)	(10,105)
Treasury stock, at cost	(9,590)	(10,231)	(11,616)
Total shareholders' equity	48,875	47,404	55,057
Total liabilities and shareholders' equity	$649,135	$655,934	$745,837

Income Statement Data	Three Months Ended	Three Months Ended	Three Months Ended
(Dollars in thousands)	March 31	December 31	March 31
	2011	2010	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Interest and fees on loans	$6,405	$6,722	$7,500
Interest on investment securities	520	458	736
Interest on federal funds sold and interest-bearing deposits	16	38	22
Total interest income	6,941	7,218	8,258

Interest expense:
Interest on deposits	1,002	1,171	1,930
Interest on borrowings	1,012	1,027	1,002
Total interest expense	2,014	2,198	2,932

Net interest income	4,927	5,020	5,326
Provision for loan losses	600	12,000	1,600
Net interest income (loss) after provision	4,327	(6,980)	3,726
Non-interest income:
Service charges on deposit accounts	375	408	482
Gain on sale of loans held for sale	427	648	298
Fees from brokerage services	76	116	64
Income from fiduciary activities	530	508	472
Gain on sale of securities held-for-sale	224	6	683
Other operating income	484	474	1,348
Total non-interest income	2,116	2,160	3,347
Non-interest expense:
Salaries and employee benefits	2,572	2,650	2,439
Net occupancy expense	335	302	322
Amortization of intangible assets	97	101	103
Furniture and equipment expense	168	174	203
FDIC banking assessments	479	454	346
Net cost of operation of other real estate owned	159	884	40
Other operating expenses	1,187	1,343	1,334
Total noninterest expense	4,997	5,908	4,787
Income (loss) before taxes	1,446	(10,728)	2,286
Income tax expense (benefit)	424	(3,768)	686
Net income (loss)	$1,022	$(6,960)	$1,600

Loan Composition:	March 31, 2011		December 31, 2010		March 31, 2010
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent

Commercial and agricultural	$37,428	8.05%	$39,720	8.28%	$38,487	7.01%
Real estate – construction	90,245	19.41%	99,076	20.67%	128,110	23.33%
Real estate – mortgage and commercial	277,512	59.68%	279,560	58.32%	312,246	56.88%
Home equity	40,764	8.77%	42,167	8.79%	46,548	8.48%
Consumer – Installment	17,855	3.84%	17,636	3.68%	22,344	4.07%
Other	1,174	0.25%	1,234	0.26%	1,275	0.23%
Total	$464,978	100.00%	$479,393	100.00%	$549,010	100.00%

Deposits:	March 31, 2011		December 31, 2010		March 31, 2010
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent

Noninterest bearing demand	$108,844	22.35%	$103,080	20.82%	$101,462	17.54%
Interest bearing demand	64,319	13.21%	63,024	12.73%	64,367	11.13%
Money market and savings	173,464	35.62%	175,890	35.52%	175,471	30.33%
Brokered deposits	7,849	1.61%	7,849	1.58%	25,880	4.47%
Certificates of deposit	132,539	27.21%	145,339	29.35%	211,316	36.53%
Total	$487,015	100.00%	$495,182	100.00%	$578,496	100.00%

Wealth Management Group	March 31, 2011	December 31, 2010	March 31, 2010
Fiduciary and Related Services: (Dollars in thousands, except number of accounts)

Market value of accounts	$692,969	$658,502	$540,791
Market value of discretionary accounts	$228,271	$219,628	$201,320
Market value of non-discretionary accounts	$464,698	$438,874	$339,471
Total number of accounts	1,538	1,473	1,505

Yield/Rate Analysis QTD	Three Months Ended
	March 31, 2011
	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate
ASSETS
Loans(1)(3)	$475,989	$6,411	5.46%
Securities, taxable(2)	62,630	365	2.36%
Securities, nontaxable(2)(3)	10,407	157	6.12%
Nonmarketable Equity Securities	9,495	41	1.75%
Fed funds sold and other (incl. FHLB)	31,708	16	0.20%
Total earning assets	590,229	$6,990	4.80%
Non-earning assets	60,152
Total assets	$650,381

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$192,505	$396	0.83%
Regular savings accounts	42,814	81	0.77%
Certificates of deposit	146,291	525	1.46%
FHLB Advances	95,400	817	3.47%
Junior subordinate debentures	10,310	195	7.67%
Total interest-bearing liabilities	487,320	$2,014	1.67%
Non-interest bearing liabilities	114,512
Stockholders' equity	48,549
Total liabilities & equity	$650,381

Net interest income/
interest rate spread		$4,976	3.13%

Net yield on earning assets			3.42%

Yield/Rate Analysis QTD	Three Months Ended
	December 31, 2010
	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate

ASSETS

Loans(1)(3)	$497,550	$6,729	5.37%
Securities, taxable(2)	56,175	336	2.37%
Securities, nontaxable(2)(3)	10,918	122	4.43%
Nonmarketable Equity Securities	9,772	33	1.34%
Fed funds sold and other (incl. FHLB)	40,864	39	0.38%
Total earning assets	$615,279	$7,259	4.68%
Non-earning assets	62,055
Total assets	$677,334

LIABILITIES AND
STOCKHOLDERS' EQUITY

Transaction accounts	$204,400	$397	0.77%
Regular savings accounts	42,942	100	0.92%
Certificates of deposit	160,771	674	1.66%
FHLB Advances	95,400	833	3.46%
Junior subordinate debt	10,310	194	7.47%
Total interest-bearing liabilities	$513,823	$2,198	1.70%
Non-interest bearing liabilities	98,195
Stockholders' equity	55,316
Total liabilities & equity	$667,334

Net interest income/
interest rate spread		$5,061	2.98%

Net yield on earning assets			3.26%

Yield/Rate Analysis QTD
	Three Months Ended March 31, 2010
	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate
ASSETS
Loans(1)(3)	$560,249	$7,506	5.43%
Securities, taxable(2)	54,697	536	3.97%
Securities, nontaxable(2)(3)	15,827	233	5.97%
Nonmarketable Equity Securities	10,267	31	1.22%
Fed funds sold and other (incl. FHLB)	43,968	22	0.20%
Total earning assets	685,008	$8,328	4.93%
Non-earning assets	64,760
Total assets	$749,768

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$190,446	$552	1.18%
Regular savings accounts	43,175	138	1.30%
Certificates of deposit	237,570	1,240	2.12%
FHLB Advances	95,400	823	3.50%
Junior subordinate debentures	10,310	179	7.04%
Total interest-bearing liabilities	576,901	$2,932	2.06%
Non-interest bearing liabilities	118,471
Stockholders' equity	54,396
Total liabilities & equity	$749,768

Net interest income/
interest rate spread		$5,396	2.87%

Net yield on earning assets			3.19%

(1) The effect of loans in nonaccrual status and fees collected is not significant to the computations.
(2) Average investment securities exclude the valuation allowance on securities available-for-sale.
(3) Fully tax-equivalent basis at 38% tax rate for nontaxable securities and loans.
CONTACT: R. Wesley Brewer, Executive Vice President/CFO
         864-941-8290 or email: wbrewer@capitalbanksc.com
         Lee Lee M. Lee, Controller/VP of Investor Relations
         864-941-8242 or email: llee@capitalbanksc.com
         www.comcapcorp.com